Exhibit 99.7

REVOCABLE PROXY

PROVIDENT BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

_______________, 2019

The undersigned hereby appoints the proxy committee of the Board of Directors of Provident Bancorp, Inc., with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Provident Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”), to be held at _________________, ______________, _______________, Massachusetts, at ______:00 __.m., Eastern Time, on _______________, 2019. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	AGAINST	ABSTAIN

1.           The approval of a plan of conversion pursuant to which: (a) Provident Bancorp and Provident Bancorp, Inc., a Massachusetts corporation (“Old Provident”) will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Provident Bancorp, Inc., a Maryland corporation (“New Provident”), will become the holding company for The Provident Bank; (c) the outstanding shares of Old Provident, other than those held by Provident Bancorp, will be converted into shares of common stock of New Provident; and (d) New Provident will offer shares of its common stock for sale in a subscription offering, and, if necessary, a community offering and/or syndicated community offering or firm commitment underwritten public offering;

	☐	☐	☐
2. The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization; and	☐	☐	☐

Such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Provident Bancorp, Inc. at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Provident Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from Provident Bancorp, Inc. prior to the execution of this proxy of a Notice of Special Meeting and the proxy statement/prospectus dated _________, 2019.

Dated: _________________, 2019            ☐    Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy Card are available at www._____________________.